UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12
CST BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Date:       October 11, 2016

To:          All Team Members

From:        Kim Lubel

Subject:    Proxy Statement and Special Meeting of CST Stockholders

Today, we are one step closer to completing the merger with Circle K.  This morning, we publicly filed the definitive proxy statement with the U.S. Securities and Exchange Commission, which will be distributed to all of CST’s stockholders starting today.

The special meeting of CST stockholders to vote on the proposed merger has been scheduled for November 16 in the San Antonio CST Service Center.  In addition to scheduling the stockholder meeting, the proxy outlines the background and terms of the merger, as well as other information related to the merger and the stockholder vote. As we previously reported, the CST board of directors has unanimously recommended that CST stockholders vote “FOR” all proposals at the special meeting of stockholders.  You can find the entire proxy statement at http://www.cstbrands.com/en-us/investors.

While this is another important milestone in the merger process, please keep in mind completion of the merger is also subject to other conditions, including regulatory approvals in the United States and Canada. In the U.S. we need to wait for the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvement Acts, and in Canada the merger must be approved by the Canadian Competition Bureau.

The stockholder vote on the merger is very important, and it is one of the conditions to complete the merger. If you are a stockholder of CST, I encourage you to vote.  If you have any questions or need assistance in voting your shares of CST, please contact Gerard Sonnier or Giovanna Rueda.

Important Additional Information

In connection with the proposed transaction, CST has filed a definitive proxy statement and other relevant documents concerning the proposed transaction with the SEC. The definitive proxy statement will be sent or given to CST stockholders and will contain important information about the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS. Investors and security holders will be able to obtain a copy of the definitive proxy statement as well as other documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the definitive proxy statement and the other documents filed with the SEC by CST may be obtained free of charge from CST’s Investor Relations page on its corporate website at http://www.cstbrands.com.

Certain Information Concerning Participants

CST and its directors, executive officers, and certain other members of management and employees, may be deemed to be participants in the solicitation of proxies from CST stockholders in connection with the proposed transaction. Information about the directors and executive officers of CST is set forth in CST’s Annual Report on Form 10-K for the year ended December 31, 2015 and the definitive proxy statement on Schedule 14A for CST’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Additional information regarding participants in the proxy solicitation may be obtained by reading the definitive proxy statement regarding the proposed transaction.

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